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                                                                  Exhibit 23.3


                          [LYON & LYON LLP LETTERHEAD]




                                   CONSENT OF
                        LYON & LYON LLP, PATENT COUNSEL

                                October 15, 1996


The Board of Directors and Stockholders
Amylin Pharmaceuticals, Inc.


        We have reviewed and approved the statements in your Registration Statement (form S-3 dated October 15, 1996) under the captions "Risk Factors--Patents and Proprietary Rights" and "Business--Patents, Proprietary Rights, and Licenses," and we consent to the reference to our firm in this regard under the caption "EXPERTS" and to the use of our name wherever appearing in the Registration Statement (Form S-3 dated October 15, 1996) and related Prospectus of Amylin Pharmaceuticals, and any amendment thereto.


                                                LYON & LYON LLP